EXHIBIT 99.3

The Board of Directors and Stockholders
Foodmaster Kyiv:


                Independent Auditors' Report


We have audited the accompanying balance sheet of Foodmaster Kyiv as of December 31, 1998, and the related statements of operations, changes in stockholders' equity, and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assesing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Foodmaster Kyiv as of December 31, 1998 and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1(b) to the financial statements, the Company has suffered a significant loss in 1998 and as of December 31, 1998 current liabilities exceed current assets by USD 39,558. These matters, combined with the uncertainty due to the year 2000 issue and the current economic environment in Ukraine, raise substantial doubt about the Company's ability to continue as a going concern.
Management's plans in regard to these issues are also described in note 1(b). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ KPMG Ukraine Ltd.

April 16, 1999